                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of COMFORCE Corporation on Form S-3 (Registration Nos. 333-60403, 333-31167, 333-43321, 333-44351 and 333-47941) and Form S-8 (Registration Nos. 333-32271
and 333-46787) of our report dated February 23, 1998 on our audits of the consolidated financial statements and financial statement schedules of COMFORCE Corporation and Subsidiaries as of December 31, 1997 and 1996 and for the years ended December 31, 1997, 1996 and 1995, which report is included in this Annual Report on Form 10-K.





                                   /s/ Coopers & Lybrand L.L.P.

                                   COOPERS & LYBRAND L.L.P.



Melville, New York
February 23, 1998